FERRO CORPORATION
2010 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of this 2010 Long-Term Incentive Plan (this “Plan”) is to promote the long-term financial interests and growth of Ferro Corporation and its subsidiaries and affiliated companies (“Ferro”) by:

(a) Attracting and retaining high-quality key employees and Directors;

(b) Further motivating such employees and Directors to achieve Ferro’s long-range performance goals and objectives and thus act in the best interests of Ferro and its shareholders generally; and

(c) Aligning the interests of Ferro’s employees and Directors with those of Ferro’s shareholders by encouraging increased ownership of Ferro Common Stock, par value $1.00 per share (“Common Stock”), by such executive personnel and Directors.

2. Plan Administration. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) (or such other committee as the Board may from time to time designate) will administer this Plan. The Committee shall consist of not less than three Directors, all of whom shall be Non-Employee Directors (as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934) and Outside Directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)). Subject to any limitations established by the Board, in administering this Plan the Committee will have conclusive authority:

(a) To administer this Plan in accordance with its provisions in such a way as to give effect to economic and competitive conditions, individual situations, and the evaluation of individual performance and the economic potential and business plans of various units of Ferro;

(b) To determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted under this Plan and prescribe the form of any agreement or document applicable to any such Award;

(c) To construe and interpret the provisions of this Plan and all Awards granted under this Plan; and

(d) To establish, amend, and rescind rules and regulations for the administration of this Plan.

The Committee will also have such additional authority as the Board may from time to time determine to be necessary or desirable in order to further the purposes of this Plan.

3. Awards to Participants. The Committee will select the employees and Directors of Ferro (“Participants”) who will participate in this Plan and determine the type(s) and number of award(s) (“Awards”) to be made to each such Participant. The Committee will determine the terms, conditions and limitations applicable to each Award. The Committee may, if it so chooses, delegate authority to Ferro’s Chief Executive Officer to select certain of the Participants (other than executive officers and Directors of Ferro and other individuals subject to reporting under Section 16 of the Securities Exchange Act of 1934) and to determine Awards to be granted to such Participants on such terms as the Committee may specify. Awards may be made singly, in combination, or in exchange for a previously granted Award and also may be made in combination or in replacement of, or as alternatives to, grants or rights under any other employee plan of Ferro, including the plan of any acquired entity.

4. Types of Awards. Under this Plan, the Committee will have the authority to grant the following types of Awards to Participants of Ferro:

(a) Stock Options. The Committee may grant Awards in the form of Stock Options. Such Stock Options may be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or nonstatutory stock options (not intended to qualify under Section 422 of the Code). However, incentive stock options may be granted only to employees of Ferro and subsidiary corporations that are at least 50% owned, directly or indirectly, by Ferro. The option price of a Stock Option may be not less than the per share Fair Market Value of the Common Stock on the date of the grant. “Fair Market Value” means, as of any given date, the quoted closing price of the Common Stock on such date on the New York Stock Exchange or, if no such sale of the Common Stock occurs on the New York Stock Exchange on such date, then such closing price on the next day on which the Common Stock was traded. If the Common Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Common Stock shall be determined by the Committee in good faith. Except as provided in Section 7 hereof, the terms of outstanding Stock Options may not be amended to reduce the exercise price of such outstanding Stock Options or otherwise increase the value of such outstanding Stock Options and outstanding Stock Options may not be cancelled or exchanged for cash, other Awards or other Stock Options with an exercise price that is less than the exercise price of the original Stock Options without shareholder approval. Stock Options will be exercisable in whole or in such installments and at such times and upon such terms as the Committee may specify. No Stock Option, however, may be exercisable more than ten years after its date of grant. A Participant will be permitted to pay the exercise price of a Stock Option in cash, with shares of Common Stock (including by attestation of Common Stock owned) or by a combination of cash and Common Stock. The aggregate fair market value (determined at the time the option is granted) of shares of Common Stock as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan and any other plan of Ferro) may not exceed $100,000 (or such other limit as may be fixed by the Code from time to time). Any Stock Option granted that is intended to qualify as an incentive stock option, but fails to so qualify at or after the date of grant will be treated as nonstatutory stock option.

(b) Stock Appreciation Rights. The Committee may grant Awards in the form of Stock Appreciation Rights. Stock Appreciation Rights will be granted for a stated number of             shares of Common Stock on such terms, conditions and restrictions as the Committee deems appropriate. Stock Appreciation Rights will entitle a Participant to receive a payment, in cash or Common Stock, as determined by the Committee, equal to the excess of (x) the Fair Market Value, on the date of exercise or surrender, of the number of shares of Common Stock covered by such exercise or surrender over (y) the Stock Appreciation Rights exercise price (which may not be less than the Fair Market Value on the date of grant). Stock Appreciation Rights must be exercised within ten years of the date of grant. Except as provided in Section 7 hereof, the terms of outstanding Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or otherwise increase the value of such outstanding Stock Appreciation Rights and outstanding Stock Appreciation Rights may not be cancelled or exchanged for cash, other Awards or other Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without shareholder approval. Stock Appreciation Rights may be granted either separately or in conjunction with other Awards granted under this Plan. Any Stock Appreciation Right related to a Stock Option, however, will be exercisable only to the extent the related Stock Option is exercisable. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the shares of Common Stock covered by a related Stock Option, the related Stock Option will be canceled automatically to the extent of the Stock Appreciation Right exercised, and such shares of Common Stock shall not be eligible for subsequent grant. Any Stock Appreciation Right related to a nonstatutory stock option may be granted at the same time such stock option is granted or at any subsequent time before exercise or expiration of such stock option. Any Stock Appreciation Right related to an incentive stock option must be granted at the same time such incentive stock option is granted.

(c) Restricted Shares. The Committee may grant Awards in the form of Restricted Shares. Such Awards may be in such numbers of shares of Common Stock and at such times as the Committee determines. Such Awards will have such periods of vesting and forfeiture restrictions as the Committee may determine at the time of grant. The Committee may, in its discretion, permit dividends on Restricted Shares to be paid or require such dividends to be deferred or reinvested and subject to forfeiture until the underlying Restricted Shares have vested. With respect to Awards of Restricted Shares that vest based solely on the lapse of time, the aggregate Award may not vest in whole less than three years from the date of grant and no installment of an Award may vest less than 12 months from the date of grant. With respect to Awards of Restricted Shares that vest based on performance criteria, the restriction period applicable to Restricted Shares may not be less than 12 months. Notwithstanding the foregoing, the Committee may authorize the grant of Restricted Shares that are subject to periods of vesting and forfeiture of, in the case of Awards that vest based solely on the lapse of time, less than three years, and in the case of Awards that vest based on performance criteria, less than 12 months, provided the amount of such Awards, when taken together with any Performance Shares granted pursuant to Section 4(d) and other Awards granted pursuant to Section 4(e) that are similarly not subject to vesting or forfeiture time limits, in the aggregate does not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

(d) Performance Shares. The Committee may grant Awards in the form of Performance Shares. Such Awards may be in such numbers of shares of Common Stock and at such times as the Committee determines. The Committee shall specify the time and manner of payment of the Performance Shares earned. Performance Shares will be (i) represented by forfeitable shares of Common Stock issued on the date of grant of a Performance Share Award or (ii) phantom Performance Shares. Such Performance Shares will be earned upon satisfaction of Performance Targets relating to Performance Periods established by the Committee at or prior to the date of a grant. At the end of the applicable Performance Period, Performance Shares will be converted into Common Stock, cash, or a combination of Common Stock and cash, or forfeited, based upon the level of achievement of the Performance Targets. If Performance Shares initially were represented by forfeitable Common Stock, such Common Stock will become nonforfeitable or be repurchased by Ferro at the time of payment. Performance Shares represented by forfeitable Common Stock may not become nonforfeitable or be repurchased less than 12 months from the date of grant. Notwithstanding the foregoing, the Committee may authorize the grant of Performance Shares that are subject to periods of vesting and forfeiture of less than 12 months, provided the amount of such Awards, when taken together with any Restricted Shares granted pursuant to Section 4(c) and other Awards granted pursuant to Section 4(e) that are similarly not subject to vesting or forfeiture time limits, in the aggregate does not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

The Committee may establish Performance Targets in terms of any or all of the following: sales; sales growth; gross margins; operating income; net earnings; earnings growth; cash flows; market share; total shareholder returns; returns on equity, net assets, assets employed, or capital employed; accomplishment of acquisitions, divestitures, or joint ventures (or the success of an acquisition or joint venture, measured in terms of any of the preceding), or the attainment of levels of performance of Ferro under one or more of the measures described above relative to the performance of other businesses, or various combinations of the foregoing, or changes in any of the foregoing. Performance Targets applicable to Performance Shares may vary from Award to Award and from Participant to Participant.

When determining whether Performance Targets have been attained, the Committee will have the discretion to make adjustments to take into account extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in Ferro’s financial statements, provided such adjustments are made in a manner consistent with Section 162(m) of the Code (to the extent applicable). Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and the Committee will interpret the terms of such Awards in a manner consistent with that intent to the extent appropriate. (The foregoing provisions of this Section 4(d) will also apply to Awards of Restricted Shares made under Section 4(c) to the extent such Awards of Restricted Shares are subject to performance goals of Ferro.)

(e) Other Common Stock Based Awards. The Committee may grant Awards in the form of Common Stock, phantom Common Stock units, deferred Common Stock or units, or other Awards valued in whole or in part by reference to, or otherwise based upon, Common Stock. Such Common Stock Based Awards will be subject to terms and conditions established by the Committee and set forth in the applicable Award Agreement. With respect to any such Awards that vest or become nonforfeitable based solely on the lapse of time, the aggregate Award may not vest or become nonforfeitable in whole less than three years from the date of grant and no installment of an Award may vest or become nonforfeitable less than 12 months from the date of grant. With respect to any such Awards that vest or become nonforfeitable based on performance criteria, the Award may not vest or become nonforfeitable less than 12 months from the date of grant. Notwithstanding the foregoing, the Committee may authorize the grant of Restricted Shares that are subject to periods of vesting and forfeiture of, in the case of Awards that vest based solely on the lapse of time, less than three years, and in the case of Awards that vest based on performance criteria, less than 12 months, provided the amount of such Awards, when taken together with any Restricted Shares granted pursuant to Section 4(c) and any Performance Shares granted pursuant to Section 4(d) that are similarly not subject to vesting or forfeiture time limits, in the aggregate does not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

(f) Dividend Equivalent Rights. The Committee may grant Awards in the form of Dividend Equivalent Rights. Dividend Equivalent Rights entitle the Participant to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividends Equivalent Right (or other Award to which it relates) if such             shares had been issued to and held by the Participant. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of another Award (except for Stock Options and Stock Appreciation Rights) or as a freestanding Award, with such terms and conditions as set forth by the Committee.

5. Award Agreements. All Awards to Participants under this Plan will be evidenced by a written agreement (an “Award Agreement”) between Ferro and the Participant containing such terms not inconsistent with this Plan as the Committee may determine, including such restrictions, conditions, and requirements as to transferability, continued employment, individual performance or financial performance of Ferro or a subsidiary or affiliate as the Committee deems appropriate. Each such Award Agreement will, however, provide that the Award will be forfeitable if, in the opinion of the Committee, the Participant, without the written consent of Ferro:

(a) Directly or indirectly, engages in, or assists or has a material ownership interest in, or acts as agent, advisor or consultant of, for, or to any person, firm, partnership, corporation or other entity that is engaged in the manufacture or sale of any products manufactured or sold by Ferro, or any subsidiary or affiliate, or any products that are logical extensions, on a manufacturing or technological basis, of such products;

(b) Discloses to any person any proprietary or confidential business information concerning Ferro, or any of the officers, Directors, employees, agents, or representatives of Ferro, which the Participant obtained or which came to his or her attention during the course of his or her employment with Ferro;

(c) Takes any action likely to disparage or have an adverse effect on Ferro or any of the officers, Directors, employees, agents, or representatives of Ferro;

(d) Induces or attempts to induce any employee of Ferro to leave the employ of Ferro or otherwise interferes with the relationship between Ferro and any of its respective employees, or hires or assists in the hiring of any person who was an employee of Ferro, or solicits, diverts or otherwise attempts to take away any customers, suppliers, or co-venturers of Ferro, either on the Participant’s own behalf or on behalf of any other person or entity; or

(e) Otherwise performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of Ferro.

6. Shares Subject to this Plan. The shares of Common Stock to be issued under this Plan may be either authorized but unissued shares or previously issued shares reacquired by Ferro and held as treasury shares, as the Committee may from time to time determine. Subject to adjustment as provided in Section 7 below, the maximum aggregate number of shares of Common Stock that may be issued or delivered under this Plan is 5,000,000 shares of Common Stock. Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock delivered under the Award. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.39 shares of Common Stock for every one (1) share of Common Stock delivered under those Awards.

Any shares of Common Stock issued by Ferro through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the number of shares available for Awards under this Plan. If any shares of Common Stock subject to any Award granted under this Plan are forfeited or if such Award otherwise terminates without the issuance of such shares or payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or nonissuance, shall again be available for grant under this Plan as if such shares had not been subject to an Award. Any shares of Common Stock that again become available for grant under this Plan pursuant to this paragraph shall be added back as (a) one (1) share of Common Stock if such share of Common Stock was subject to an Award of Stock Options or Stock Appreciation Rights and (b) 1.39 shares of Common Stock if such shares of Common Stock were subject to Awards other than Stock Options or Stock Appreciation Rights. With respect to Stock Appreciation Rights settled in shares of Common Stock, the aggregate number of shares subject to the Stock Appreciation Right shall be counted against the number of shares for issuance under this Plan regardless of the number of shares of Common Stock issued upon settlement. Shares of Common Stock tendered by Participants as full or partial payment to Ferro upon exercise of Options or other Awards or to satisfy a Participant’s tax withholding obligations will not increase the shares of Common Stock available for Awards under the Plan.

Subject to adjustment as provided in Section 7 below, a maximum of 500,000 shares of Common Stock will be the subject of Awards granted to any single Participant during any 12-month period.

7. Adjustments Upon Changes in Capitalization. If the outstanding shares of Common Stock are changed by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Common Stock of Ferro, then the maximum aggregate number and class of shares of Common Stock as to which Awards may be granted under this Plan, the maximums described in Section 6 above, the shares of Common Stock issuable pursuant to then outstanding Awards, and the option price of outstanding stock options and any related Stock Appreciation Rights shall be appropriately adjusted by the Committee. If Ferro makes an extraordinary distribution in respect of Common Stock or effects a pro rata repurchase of Common Stock, the Committee may consider the economic impact of the extraordinary distribution or pro rata repurchase on Participants and make such adjustments as it deems equitable under the circumstances. For purposes of this Section 7,

(a) The term “extraordinary distribution” means a dividend or other distribution of (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all pro rata repurchases (for this purpose, including only that portion of the aggregate purchase price of such pro rata repurchases that is in excess of the fair market value of the Common Stock repurchased during such 12-month period), exceeds ten percent of the aggregate fair market value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such extraordinary distribution, or (ii) any shares of capital stock of Ferro (other than             shares of Common Stock), other securities of Ferro, evidences of indebtedness of Ferro or any other person, or any other property (including shares of any subsidiary of Ferro), or any combination thereof; and

(b) The term “pro rata repurchase” means a purchase of shares of Common Stock by Ferro, pursuant to any tender offer or exchange offer subject to section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock other than a purchase of shares of Ferro made in an open market transaction.

The determinations of the Committee under this Section 7 shall be final and binding upon all Participants, in the absence of revision by the Board.

8. Assignment and Transfer. No Award of a Stock Option or a related Stock Appreciation Right shall be transferable by a Participant or Director except by will or the laws of descent and distribution, and Stock Options and Stock Appreciation Rights may be exercised during a Participant’s or Director’s lifetime only by the Participant or Director or the Participant’s or Director’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize the transfer of all or a portion of a Stock Option and related Stock Appreciation Right (other than an incentive stock option), so long as such transfer is made for no consideration, to:

(a) A Participant’s or Director’s spouse, children, grandchildren, parents, siblings and other family members approved by the Committee (collectively, “Family Members”);

(b) Trust(s) for the exclusive benefit of such Participant, Director, or Family Members; or

(c) Partnerships or limited liability companies in which such Participant, Director, or Family Members are at all times the only partners or members.

Any transfer to or for the benefit of Family Members permitted under this Plan may be made subject to such conditions or limitations as the Committee may establish to ensure compliance under the Federal securities laws, or for other purposes. Subject to the terms of the Award, a transferee-Family Member may exercise a Stock Option and/or related Stock Appreciation Right during or after the Participant’s or Director’s lifetime.

The rights and interests of a Participant or Director with respect to any Award made under this Plan other than Stock Options and related Stock Appreciation Rights may not be assigned, encumbered or transferred except, in the event of the death of a Participant or Director, by will or the laws of descent and distribution; provided, however, that the Board is specifically authorized to permit assignment, encumbrance, and transfer of any such other Award if and to the extent it, in its sole discretion, determines that such assignment, encumbrance or transfer would not produce adverse consequences under tax or securities laws and such transfer is made for no consideration.

9. Change of Control. Except as the Board may expressly provide otherwise, in the event of a Change of Control:

(a) All Stock Options (including Director Stock Options) and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change of Control;

(b) All restrictions and conditions with respect to all Awards of Restricted Shares then outstanding shall be deemed fully released or satisfied as of the date of the Change of Control, except as set forth in paragraph (d) below;

(c) All previously established Performance Targets necessary to achieve 100% of a Participant’s specified award level for Performance Shares shall be deemed to have been met as of the date of the Change of Control; and

(d) If the Change of Control occurs during a restriction period applicable to an Award of Restricted Shares or during a Performance Period applicable to a Performance Share Award, then Participants will be entitled to receive a prorata proportion of the Award that would have been distributed to them at the end of the applicable restriction period or Performance Period, based upon the portion of the applicable restriction period or Performance Period during which the Participant’s employment continued.

The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to a Change of Control, be cashed out on the basis of the change of Control Price. Change of Control Price means the higher of (i) the closing price on the New York Stock Exchange for the Common Stock on the date of such Change of Control or (ii) the highest price per share of Common Stock actually paid in connection with such Change of Control.

For purposes of this Section 9, the term “Change of Control” means a change of control of Ferro of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 6 (e) of Schedule 14A of Regulation 14A (or any successor provision) promulgated under the Exchange Act; provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any “person” (within the meaning of section 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Ferro representing 50% or more of the combined voting power of Ferro’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election, by Ferro’s shareholders of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period (iii) a merger or consolidation of Ferro occurs, other than a merger or consolidation that would result in Ferro’s shareholders holding securities that represent immediately after the merger or consolidation more than fifty percent (50%) of the voting securities of either Ferro or the other entity that survives such merger or consolidation (or the parent of such entity) or (iv) Ferro sells or otherwise disposes of all or substantially all of Ferro’s assets to an entity that is not controlled by Ferro or its shareholders; provided, however, that no Change of Control shall be deemed to occur solely as a result of the acquisition of any securities of Ferro by a trust exempt from tax under Section 501(a) of the Code that is formed for the purpose of providing retirement or other benefits to employees of Ferro, any subsidiary or any affiliate.

10. Employee Rights Under this Plan. No employee or other person shall have any claim or right to be granted any Award under this Plan. Neither this Plan nor any action taken under this Plan shall be construed as giving any employee any right to be retained in the employ of Ferro or any subsidiary or affiliate.

11. Settlement by Subsidiaries and Affiliates. Settlement of Awards held by employees of subsidiaries or affiliates shall be made by and at the expense of such subsidiary or affiliate. Ferro either will sell or contribute, in its sole discretion, to the subsidiary or affiliate, the number of shares needed to settle any Award that is granted under this Plan. In addition, with respect to Participants who are foreign nationals or employed outside the United States, or both, the Committee may cause Ferro or a subsidiary or affiliate to adopt such rules and regulations, policies, sub-plans or the like as may, in the judgment of the Committee, be necessary or advisable in order to effectuate the purposes of this Plan.

12. Securities Law Issues. The Committee may require each Participant acquiring Common Stock pursuant to an Award under the Plan to represent to and agree with Ferro in writing that the Participant is acquiring the Common Stock without a view to distribution thereof. Any certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All shares of Common Stock or other securities issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any certificates for such shares to make appropriate reference to such restrictions or to cause such restrictions to be noted in the records of Ferro’s stock transfer agent and any applicable book entry system.

13. Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to Ferro, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including unrestricted Common Stock previously owned by the Participant or Common Stock that is part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle such tax withholding obligation with Common Stock that is previously owned by the Participant or part of such Award shall be subject to prior approval by the Committee, in its sole discretion which may be granted in the applicable Award Agreement. The obligations of Ferro under the Plan shall be conditional on such payment or arrangements and Ferro, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14. Amendment or Termination. Ferro reserves the right to amend, modify or terminate this Plan or any Award at any time by action of the Committee or the Board, however, any amendment or modification that (i) increases the benefits to Participants, increases the number of shares subject to the Plan or modifies the requirements for participation in the Plan or (ii) must be approved by shareholders as required pursuant to Section 4 of this Plan or any applicable law, regulation or rule, including any rule relating to the listing on a national securities exchange of Common Stock, shall not be effective unless and until shareholder approval has been obtained. If an amendment, modification or termination impairs the rights of a Participant, the consent of such Participant to amend, modify or terminate an outstanding Award Agreement is required. Subject to the above provisions, the Committee shall have all necessary authority to amend this Plan, clarify any provision or take into account changes in applicable securities and tax laws or accounting rules in administering this Plan.

15. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by Ferro without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by Ferro from time to time) and (ii) Ferro makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then Ferro shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service.

16. Effective Date and Term of Plan. This Plan is adopted by the Board as of February 26, 2010, subject to subsequent approval by Ferro shareholders. No Awards shall be made under this Plan after December 31, 2020, provided that any Awards outstanding on such date shall not be affected and shall continue in accordance with their terms.